                                                                       Exhibit 8
                                                                       ---------

                           FORM OF GUARANTY AGREEMENT
                           --------------------------

         This GUARANTY AGREEMENT by ______________ (hereinafter called "Guarantor"), is in favor of Citibank, N.A., a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, on even date herewith, ______________, acting through ___________, its ____________ (hereinafter called "Borrower") and Bank entered into that certain Credit Agreement (as the same may be amended from time to time, the "Credit Agreement"); and

         WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of the loans described therein is the execution and delivery to the Bank of this Guaranty Agreement;

         NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Bank, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower in accordance with the terms of the Credit Agreement, (iii) at the special insistence and request of the Bank, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:


                                    ARTICLE 1
                                    ---------

                                  General Terms
                                  -------------

         Section 1.1 Terms Defined Above. As used in this Guaranty Agreement,
                     -------------------
the terms "Bank", "Borrower", "Guarantor" and "Credit Agreement" shall have the meanings indicated above.

         Section 1.2 Certain Definitions. As used in this Guaranty Agreement,
                     -------------------
the following terms shall have the following meanings, unless the context otherwise requires:

         "Collateral" shall have the meaning indicated in Section 4.1 hereof.

         "Guarantor Claims" shall have the meaning indicated in Section 5.1 hereof.

         "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

         "Liabilities" shall mean (a) any and all indebtedness, obligations and liabilities pursuant to the Credit Agreement, including without limitation (i) the unpaid principal of and interest on the Note, (ii) interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding, and (iii) any and all indebtedness, obligations and liabilities pursuant to any Hedge Agreement; and (b) all renewals, rearrangements, increases, extensions for any period, amendments or supplement in whole or in part of the Note or any documents evidencing the above.

         "Loan Documents" shall mean the Credit Agreement, the Notes and the Loan Documents.

         Section 1.3  Credit Agreement Definitions. Unless otherwise defined
                      ----------------------------
herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.


                                   ARTICLE 2
                                   ---------

                                 The Guaranty
                                 ------------

         Section 2.1  Liabilities Guaranteed.  Guarantor hereby irrevocably and
                      ----------------------
unconditionally guarantees the prompt payment at maturity of the Liabilities.

         Section 2.2  Nature of Guaranty. This guaranty is an absolute,
                      ------------------
irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. This guaranty may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and after Guarantor's death and shall remain in full force and effect until the Liabilities are paid in full and the Commitment is terminated, notwithstanding that from time to time prior thereto no Liabilities may be outstanding. Borrower and the Bank may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Bank may waive any Default or Events of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by the Bank and any subsequent holder of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Bank being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to it.

         Section 2.3 Bank's Rights. Guarantor authorizes the Bank, without
                     -------------
notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Bank in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

         Section 2.4 Guarantor's Waivers. Guarantor waives any right to require
                     -------------------
the Bank to (a) proceed against Borrower or any other person liable on the Liabilities, (b) enforce its rights against any other guarantor of the Liabilities (c) proceed or enforce its rights against or exhaust any security given to secure the Liabilities (d) have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (e) pursue any other remedy in the Bank's powers whatsoever. The Bank shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of authority or power, or other defense of Borrower or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Until the Liabilities shall have been paid in full, Guarantor waives any right to enforce any remedy which the Bank now has or may hereafter have against Borrower, and waives any benefit of any right to participate in any security now or hereafter held by the Bank. Whether and when to exercise any of the remedies of the Bank under any of the Loan Documents shall be in the sole and absolute discretion of the Bank, and no delay by the Bank in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement. To the extent allowed by applicable law, the Guarantor hereby waives any good faith duty on the part of the Bank in exercising any remedies provided in the Loan Documents and any requirement of liquidation of any collateral pledged by the Borrower to be "commercially reasonable" under the Texas Business and Commerce Code.

         Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if
                     --------------------------------
the maturity of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Bank of Borrower's failure to pay the Liabilities at maturity, pay to the Bank at its banking quarters in New York, New York the amount due and unpaid by Borrower and guaranteed hereby. The failure of the Bank to give this notice shall not in any way release Guarantor hereunder.

         Section 2.6 Bank's Expenses. If Guarantor fails to pay the Liabilities
                     ---------------
after notice from the Bank of Borrower's failure to pay any Liabilities at maturity, and if the Bank obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under the guaranty, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Bank at its banking quarters the Bank's reasonable attorneys' fees.

         Section 2.7 Liability. It is expressly agreed that the liability of the
                     ---------
Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

         Section 2.8 Events and Circumstances Not Reducing or Discharging
                     ----------------------------------------------------
Guarantor's Obligations. Guarantor hereby consents and agrees to each of the
-----------------------
following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

                  (a) Modifications, etc. Any renewal, extension, modification,
                      ------------------
         increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Note, or the Credit Agreement or any instrument executed in connection therewith, or any contract or understanding between Borrower and the Bank, or any other Person, pertaining to the Liabilities;

                  (b) Adjustment, etc. Any adjustment, indulgence, forbearance
                      ---------------
         or compromise that might be granted or given by the Bank to Borrower or Guarantor or any Person liable on the Liabilities;

                  (c) Condition of Borrower or Guarantor. The insolvency,
                      ----------------------------------
         bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the composition of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

                  (d) Invalidity of Liabilities. The invalidity, illegality or
                      -------------------------
         unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by Law, the act of creating the Liabilities or any part thereof is ultra vires the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate usury laws applicable to the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible or legally unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

                  (e) Release of Obligors. Any full or partial release of the
                      -------------------
         liability of Borrower on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that parties other than the Borrower will be liable to perform the Liabilities, or the Bank will look to other parties to perform the Liabilities. Notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement or contribution which it may have, after payment in full of the Liabilities, against others liable on the Liabilities; Guarantor's rights of subrogation and reimbursement are however, subordinate to the rights and claims of the Bank.

                  (f) Other Security.  The taking or accepting of any other
                      --------------
         security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

                  (g) Release of Collateral, etc. Any release, surrender,
                      --------------------------
         exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

                  (h) Care and Diligence.  The failure of the Bank or any other
                      ------------------
         Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (i) Status of Liens. The fact that any collateral, security,
                      ---------------
         security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities. Notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of the Bank in any collateral or security for the Liabilities, after payment in full of the Liabilities; Guarantor's rights of subrogation are, however, subordinate to the rights, claims, liens and security interests of the Bank;

                  (j) Payments Rescinded. Any payment by Borrower to the Bank is
                      ------------------
         held to constitute a preference under the bankruptcy laws, or for any reason the Bank is required to refund such payment or pay such amount to Borrower or someone else; or

                  (k) Other Actions Taken or Omitted. Any other action taken or
                      ------------------------------
         omitted to be taken with respect to the Credit Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.

                                    ARTICLE 3
                                    ---------

                    Representations, Warranties and Covenants
                    -----------------------------------------

         Section 3.1 By Guarantor. In order to induce the Bank to accept this
                     ------------
Guaranty Agreement, Guarantor represents, warrants and covenants to the Bank (which representations, warranties and covenants will survive the creation of the Liabilities and any extension of credit thereunder) that:

                  (a) Benefit to Guarantor.  The guaranty pursuant to this
                      --------------------
         Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, G uarantor.

                  (b) Capacity.  Guarantor possesses the requisite legal
                      --------
         capacity to enter into the Guaranty Agreement.

                  (c) Binding Obligations. This Guaranty Agreement constitutes
                      -------------------
         valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

                  (d) No Legal Bar or Resultant Lien. This Guaranty Agreement
                      ------------------------------
         will not violate any or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor.

                  (e) No Consent. Guarantor's execution, delivery and
                      ----------
         performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                  (f) No Contravention.  Guarantor's execution, delivery and
                      ----------------
         performance of this Guaranty Agreement does not and will not contravene any law or any contractual restriction or fiduciary duty binding on or affecting the Guarantor.

                  (g) Solvency. The Guarantor hereby represents that (i) it is
                      --------
         not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

                  (h) Reporting Requirements. Guarantor will furnish to the Bank
                      ----------------------
         as soon as available and in any event within sixty days after the last day of the most recently ended calendar quarter, a balance sheet of the Guarantor as at the end of such calendar quarter, including a listing of all contingent liabilities of the Guarantor, in reasonable detail and in form satisfactory to the Bank and certified by the Guarantor as being accurate and fairly presenting the financial condition of the Guarantor as at the end of such calendar quarter, and accompanied by a certificate of the Guarantor stating that no Event of Default or other event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default has occurred and is continuing or, if an Event of Default or any such other event has occurred and is continuing, a statement as to the nature thereof and the action which the Guarantor has taken and proposes to take with respect thereto.

         Section 3.2 No Representation by Bank. Neither the Bank nor any other
                     -------------------------
Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.


                                    ARTICLE 4
                                    ---------

                                    Security
                                    --------

          Section 4.1 Grant of Security Interest. As security for Guarantor's
                      --------------------------
obligations hereunder, Guarantor hereby grants to the Bank a security interest in, a general lien upon and/or right of set-off against the following (herein referred to as the "Collateral"): the balance of every deposit account, now or hereafter existing, of Guarantor with the Bank and any other claim of Guarantor against the Bank, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interest of Guarantor, which at any time shall come into the possession or custody or under the control of the Bank or any of its agents or affiliates, for any purpose, and shall include the Collateral in transit to or set apart for them.

          Section 4.2 Financing Statements. The right is expressly granted to
                      --------------------
the Bank, at its discretion, to file one or more financing statements or a copy of this Guaranty Agreement under the Uniform Commercial Code naming Guarantor as Debtor and the Bank as Secured Party and indicating therein the types or describing the items of Collateral.

         Section 4.3 Remedies. In the event of default under this Guaranty
                     --------
Agreement, the Bank may sell or cause to be sold in New York, New York, or elsewhere, in one or more sales or parcels, at such price as the Bank may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and the Bank or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of Guarantor, any such demand, notice or right and equity being hereby expressly waived and released.

         Section 4.4 Rights. The grant of the above security interest and lien
                     ------
shall not in anywise limit or be construed as limiting the Bank to collect payment of Guarantor's obligations hereunder only out of the Collateral, but it is expressly understood and provided that all such obligations shall constitute the absolute and unconditional obligations of Guarantor. The Bank shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.

                                   ARTICLE 5
                                   ---------

                         Subordination of Indebtedness
                         -----------------------------

         Section 5.1 Subordination of All Guarantor Claims. As used herein, the
                     -------------------------------------
term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower arising as a result of subrogation or otherwise as a result of Guarantor's payment of all or a portion of the Liabilities. Until the Liabilities shall be paid and satisfied in full and Guarantor shall have performed all of its obligations hereunder, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

         Section 5.2 Claims in Bankruptcy. In the event of receivership,
                     --------------------
bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, the Bank shall have the right to prove its claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor

Claims. Guarantor hereby assigns such dividends and payments to the Bank. Should the Bank receive, for application upon the Liabilities, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Liabilities, Guarantor shall become subrogated to the rights of the Bank to the extent that such payments to the Bank on the Guarantor Claims have contributed toward the liquidation of the Liabilities, and such subrogation shall be with respect to that proportion of the Liabilities which would have been unpaid if the Bank had not received dividends or payments upon the Guarantor Claims.

         Section 5.3 Payments Held in Trust. In the event that notwithstanding
                     ----------------------
Sections 5.1 and 5.2 above, Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, Guarantor agrees to hold in trust for the Bank an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Bank, and Guarantor covenants promptly to pay the same to Bank.

         Section 5.4 Liens Subordinate. Guarantor agrees that any liens,
                     -----------------
security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Liabilities, regardless of whether such encumbrances in favor of Guarantor or the Bank presently exist of are hereafter created or attach. Without the prior written consent of the Bank, Guarantor shall not (a) exercise or enforce any creditor's right it may have against the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

         Section 5.5 Notation of Records. All promissory notes, accounts
                     -------------------
receivable ledgers or other evidence of the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.


                                   ARTICLE 6
                                   ---------

                                 Miscellaneous
                                 -------------

         Section 6.1 Successors and Assigns. This Guaranty Agreement is and
                     ----------------------
shall be in every particular available to the successors and assigns of the Bank and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty

Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

         Section 6.2 Notices. Any notice or demand to Guarantor under or in
                     -------
connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in accordance with Section
8.02 of the Credit Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to the Bank in writing.

         Section 6.3 Business and Financial Information. The Guarantor will
                     ----------------------------------
promptly furnish to the Bank from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as the Bank may reasonably request.

         Section 6.4 Governing Law; Consent to Jurisdiction. This Guaranty
                     --------------------------------------
Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Guarantor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any court of the State of New York sitting in New York City for purposes of all legal proceedings arising out of or relating to this Guaranty Agreement, any other Loan Document or any transactions contemplated hereby or thereby. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which the Guarantor may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, the Bank retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Guaranty Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby in any court that has jurisdiction over the parties and subject matter.

         Section 6.5 Counterparts. This Agreement may be executed in any number
                     ------------
of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 6.6 WAIVER OF JURY TRIAL. THE GUARANTOR AND THE BANK HEREBY
                     --------------------
IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT, THE ADVANCES OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         Section 6.7  ENTIRE AGREEMENT.  THIS WRITTEN GUARANTY AGREEMENT
                      ----------------   -------------------------------
EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE BANK AND THE
------------------------------------------------------------------------
GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH
-----------------------------------------------------------------------------
PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY
--------------------------------------------------------------------------------

AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
---------------------------------------------------------------------------
CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
----------------------------------------------------------------------
AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
-----------------------------------------------------------------------------
PARTIES.
-------

         WITNESS THE EXECUTION HEREOF, as of this the 16th day of December, 1994.


                                       --------------



                                       By: ___________________________________

                                           8080 N. Central Expressway
                                           Suite 1300
                                           Dallas, Texas  75206

                                           Telecopier No.:  (214) 891-8341
                                           Telephone No.:  (214) 891-8245
                                           Attention:  Shari Robertson